SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               Starmet Corporation
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:


[  ]     Fee paid previously with preliminary materials: _________________

[  ]     Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

         (1)      Amount previously paid:

         (2)      Form, Schedule or Registration Statement No:

         (3)      Filing party:

         (4)      Date Filed:

                               STARMET CORPORATION
                                2229 Main Street
                                Concord, MA 01742

                      NOTICE OF SPECIAL MEETING IN LIEU OF
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 22, 2000

TO THE STOCKHOLDERS OF STARMET CORPORATION:

Notice is hereby given that a special meeting in lieu of the Annual Meeting of the Stockholders of Starmet Corporation (the "Company"), a Massachusetts corporation, will be held on March 22, 2000 at 10:00 a.m. at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts for the following purposes:

         1.       To elect Board of Directors for the ensuing year.

         2. To consider and act upon a proposal to ratify the selection of the firm of BDO Seidman, LLP as independent auditors for the Company for the fiscal year ending September 30, 2000.

         3. To transact other business as may properly come before the Meeting.

Only stockholders of record at the close of business on February 22, 2000 are entitled to receive notice of and to vote at the Meeting.

All stockholders are cordially invited to attend the Meeting in person. To ensure your representation at the Meeting, however, you are urged to sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Meeting. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.
                                            By order of the Board of Directors,



                                            /s/ Thomas A. Wooters

                                            Thomas A. Wooters, Clerk
Concord, Massachusetts
February 14, 2000

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL TO:
                            EquiServe Proxy Services
                                  P.O. Box 9391
                              Boston, MA 02205-9391

                               Starmet Corporation
                                2229 Main Street
                                Concord, MA 01742

                                 PROXY STATEMENT

                                February 14, 2000


Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors (the "Board") of Starmet Corporation (the "Company") for use at a special meeting in lieu of the Annual Meeting of Stockholders to be held on Wednesday, March 22, 2000, at 10:00 a.m. (the "Meeting"), at State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts.

When a proxy is returned properly signed, the persons named as attorneys in the proxies will vote shares in accordance with the stockholder's instructions. Any stockholder submitting a proxy has the right to withhold votes for any individual nominee to the Board of Directors by writing that nominee's name on the space provided on the proxy. In the absence of contrary instructions, the proxyholders will vote the shares in favor of the two proposals set forth in this Proxy Statement.

Sending in a proxy will not affect a stockholder's right to attend the Meeting and vote in person. A proxy may be revoked by a notice in writing delivered to the Clerk of the Company at any time prior to the commencement of the Meeting or by voting in person at the Meeting. A later proxy revokes an earlier proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Starmet Corporation, 2229 Main Street, Concord, Massachusetts.

The Company will pay expenses in connection with the solicitation of the enclosed proxy, including the charges of brokerage houses and other intermediaries for forwarding documents to stockholders. In addition to this solicitation by mail, Company employees may solicit proxies by telephone, fax or in person. They will not receive additional compensation for those services. The Company may retain a proxy solicitation firm to solicit proxies.

                                STOCK AND VOTING

This Proxy Statement and the form of proxy are being first mailed on or about February 29, 2000 to those persons who are holders of record of the Common Stock of the Company on February 22, 2000. As of that date, we expect that 4,800,674 shares of Common Stock will be issued and outstanding, of which 3,041,419 are entitled to one vote per share. The remaining 1,759,255 outstanding shares of Common Stock are subject to the Massachusetts Control Share Acquisition Act and, as a result, presently have no voting rights. See "Massachusetts Control Share Acquisition Act" on page 14.

The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. A quorum consists of shares representing at least 51% of the votes that are entitled to be cast at the Meeting. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker has not received instructions from the beneficial owner.

An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to shareholders is tabulated separately. The Company's By-Laws provide that, except where a larger vote is required by the Company's Articles of Organization or By-Laws, the holders of a majority of the stock present or represented and voting on a matter shall decide any matter to be voted on by the stockholders. Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on specific proposals, will have the effect of negative votes. Broker "non-votes" are not so included. If you hold shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters. If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be considered as present and entitled to vote with respect to those matters.

The election of directors is by plurality of the votes cast at the Meeting either in person or by proxy. The approval of a majority of the votes properly cast at the Meeting, either in person or by proxy, is required to approve proposal 2 and any other business which may properly be brought before the Meeting or any adjournment thereof.

With regard to the election of directors, votes may be left blank, cast in favor or withheld; votes that are left blank will be counted in favor of the election of the directors named on the proxy. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all proposals other than the election of directors and will be counted as present for purposes of the proposal on which the abstention is noted. Broker non-votes will have no effect on proposal 2.

The Board of Directors and management of the Company deem the proposals described in this Proxy Statement to be in the best interest of the Company and recommend that the stockholders approve them. Management intends to vote their shares of Common Stock in favor of each proposal. See "Principal and Management Stockholders." For these purposes, management includes all directors and executive officers.

The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter is properly presented at the Meeting shares represented by all proxies received by the Company will be voted on such matters in accordance with judgment of the persons named as attorneys in the proxies.

The Company's  Annual Report on Form 10-K  containing  financial  statements and
Management's Discussion and Analysis of Financial Condition and Results of Operations for the fiscal year ended September 30, 1999 is being mailed with the Proxy Statement to all stockholders entitled to vote.

                      PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth certain information as of December 31, 1999, with respect to beneficial ownership of the Common Stock of the Company (i) by each stockholder known to the Company to own beneficially more than 5% of the Company's Common Stock, (ii) by each director of the Company, (iii) by each of the executive officers named in the Summary Compensation Table, elsewhere herein, and (iv) by all directors and executive officers of the Company and its subsidiaries as a group. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock of the Company if he or she has or shares voting power or investment power with respect to such security or has the right to acquire beneficial ownership of such security at any time within 60 days of December 31, 1999. As used herein "voting power" is the power to vote or direct the voting of shares, and "investment power" is the power to dispose of or direct the disposition of shares. Except as indicated in the notes following the table below, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person.

Name and Address of                                           Amount and Nature of Beneficial
Beneficial Owner                                                         Ownership              Beneficially Owned Percent
----------------                                                         ---------              --------------------------
WIAF Investors Co. (1)(2)                                               2,055,415                        41.78%
  466 Arbuckle Avenue
  Lawrence, NY 11516

George J. Matthews (3)                                                    436,991                         9.01%
  Chairman of the Board of Directors,
  Director & Consultant
  C/O Matthews Associates Limited
  13 Hickory Hill
  Manchester, MA  01944

Dimensional Fund Advisors, Inc. (4)                                       307,700                         6.41%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA  90401

Meryl J. Chrein (1)(2)                                                    269,800                         5.59%
  21 Copper Beech Lane
  Lawrence, NY 11559

Robert E. Quinn (5)                                                       123,812                         2.53%
  President, CEO, Treasurer

William T. Nachtrab (6)                                                    30,167                          *
  Vice President, Engineering & Technology

Douglas F. Grotheer (7)                                                    17,074                          *
  President of CMI Corporation

Bruce E. Zukauskas(8)                                                      22,000                          *
  Vice President, Operations

Kenneth A. Smith, Director (9)                                             18,500                          *

Frank H. Brenton, Director (9)                                             18,500                          *

Matthew  Brady, Director                                                   16,000                          *

Gerald R. Hoolahan, Director                                                 --                            --

Brian B. Sand, Director
                                                                           51,700                         1.08%
Randal  E. Vataha                                                            --                            --

All directors and executive officers (13 persons) as a group (10)         747,077                        14.79%

---------------------

     (1)  Does not reflect the effect on voting rights of the Massachusetts Control Share Acquisition Act. The
          Company is subject to Chapter 110D of the  Massachusetts  General Laws which governs  "control share


                                                     -4-

          acquisitions," which are acquisitions of beneficial ownership of shares which would raise the voting power of the acquiring person above any one of three thresholds: one-fifth, one-third or one-half of the total voting  power.  All shares  acquired by the person  making the control  share  acquisition within 90 days before or after any such  threshold  is crossed  obtain  voting  rights only upon the authorization  from a majority of the  stockholders  other than the person  acquiring  such  shares, officers of the Company and those directors of the Company who also are employees.  Based on certain filings made with the SEC,  the Company  believes  that  certain  control  share  acquisitions  have occurred and that the members of the group which  affected such control share  acquisitions,  namely
          WIAF Investors Co., Charles Alpert,  Joseph Alpert,  Melvin B. Chrein, Meryl J. Chrein, and Marshall
          J. Chrein  (collectively  the "Investor  Group") are the holders of 1,759,255  shares (the "Affected
          Shares") which were acquired in control share acquisitions  (within the meaning of Chapter 110D) and accordingly  will have no voting  rights  unless or until  such  voting  rights  are  authorized  as described in "Description of Capital Stock."
     (2)  Derived from a Schedules 13D/A, dated September 30,1999.  The Company understands the Schedule 13D/A to report the  dissolution of the Investor  Group.  Each person reported sole voting and dispositive power with respect to the shares owned by such person. The Company understands the Schedule 13D/A to claim that none of the former members of the Investor  Group is the  beneficial  owner of securities beneficially owned by any other former member of the Investor Group. Also includes 79,438 which WIAF
          Investors Co. has the right to acquire upon conversion of outstanding  10% Convertible  Subordinated
          Debentures and 40,040 and 24,000 shares which WIAF Investors Co. and Meryl J. Chrein,  respectively, have the right to acquire under outstanding warrants.
     (3)  Includes  (i) 22,500  shares  which may be  purchased  upon the  exercise of  currently  exercisable options,  (ii)  2,326  shares  which may be  acquired  upon the  conversion  of an  outstanding  10%
          Convertible  Subordinated  Debenture,  (iii) 13,961 shares which Mr. Matthews' wife has the right to acquire upon the conversion of an outstanding 10% Convertible Subordinated Debenture, and (iv) 1,980
          shares owned by Mr. Matthews' wife. Mr. Matthews disclaims beneficial ownership of the debenture and shares held by Mrs. Matthews.
     (4)  Derived from a Schedule 13G, dated February 4, 2000. According to the Schedule 13G, Dimensional Fund
          Advisors Inc. ("Dimensional"),  an investment advisor registered under Section 203 of the Investment
          Advisors Act of 1940,  furnishes investment advice to four investment companies registered under the
          Investment  Company Act of 1940, and serves as investment  manager to certain other commingled group trusts and separate accounts.  These investment  companies,  trusts and accounts are the "Funds". In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the  securities  of the  Company  described  in the  Schedule  13G that are owned by the Funds.  All securities  reported in the Schedule 13G are owned by the Funds.  Dimensional  disclaims  beneficial ownership of such securities.
     (5)  Includes 101,667 shares that may be purchased upon the exercise of currently exercisable options.
     (6)  Includes 28,167 shares that may be purchased upon the exercise of currently exercisable options.
     (7)  Includes 15,000 shares that may be purchased upon the exercise of currently exercisable options.
     (8)  Includes 20,000 shares that may be purchased upon the exercise of currently exercisable options.
     (9)  Includes 12,500 shares that may be purchased upon the exercise of currently exercisable options.
     (10) See notes (3), (5), (6), (7), (8), and (9) above.  Also includes an additional  224,667 shares which may be purchased upon the exercise of currently exercisable options.
* Less than 1% ownership individually.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

The Board of Directors currently consists of eight Directors. The number of Directors is currently fixed at eight. Directors will be elected at the Meeting to serve until the next Annual Meeting of Stockholders and until their successors take office or until such Director's resignation, death or removal. In the absence of instructions to the contrary, the proxyholders will vote shares represented by proxies in favor of the election of all of the nominees described below to the Board of Directors. The Board of Directors has no reason to believe that any of these nominees will be unable to serve. If any nominee should, for any reason, be unavailable to serve, the proxyholders will vote in favor of the election of such other person as the Board of Directors may recommend in place of the original nominee. Messrs. Matthews, Quinn, Smith, Brenton, Brady, Hoolahan, Sand and Vataha are each current directors of the Company and are each nominated for re-election.

The following are summaries of the background and business experience and descriptions of the principal occupations of the nominees for election:

                                                        Present Principal Employment
Name                             Age                    and Prior Business Experience               Director Since
----                             ---                    -----------------------------               --------------

George J. Matthews               69       Chairman of the Board of Directors  since 1972.  Chairman      1972
                                          of Matthews Associates  Limited,  which is engaged in the
                                          business  of  investing  in  and   providing   management
                                          consulting  and  assistance  to small  and  medium  sized
                                          businesses, including the Company.
Robert E. Quinn                  45       President  of the  Company  since  December  1,  1994 and      1994
                                          Treasurer and Chief  Executive  Officer since January 20,
                                          1998.  Prior  to  becoming  President,   served  as  Vice
                                          President,  Sales  for  over  five  years.  Elected  as a
                                          Director on November  17, 1994 to fill a vacancy  created
                                          by the  enlargement  of the Board of Directors by vote of
                                          the Directors.
Kenneth A. Smith                 62       Professor  of  Chemical   Engineering  at   Massachusetts      1985
                                          Institute of Technology since 1971.
Frank H. Brenton                 73       Principal  of Frank H.  Brenton  Associates,  a  business      1986
                                          consulting firm.  From 1984 to 1986, Chairman of the Board of  Directors of Marshall's Incorporated, an off-price
                                          retailer  and  division  of  Melville, Inc.
Matthew Brady                    36       President  of  Berry  Hill  Consulting,  a  benefits  and      1999
                                          insurance consulting firm.
Gerald R. Hoolahan               51       Managing  Director of Halcyon Advisors Inc., a consulting      1999
                                          firm    specializing    in    corporate    reengineering,
                                          restructurings, and reorganizations.
Brian B. Sand                    34       President of KABZ Co., a supplier of  specialty  products      1999
                                          for the retail trade.
Randal E. Vataha                 51       President and  co-founder of Game Plan LLC, an investment      1999
                                          banking firm partially owned by BankBoston.

The Board of Directors recommends that the stockholder vote FOR the election of each of the eight nominees.

           INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors met four times during the fiscal year ended September 30, 1999. There was no Director who attended fewer than 75 percent of the aggregate of all board meetings and all meetings of committees on which he served during the fiscal year.

The Board of Directors has an Audit Committee of non-employee Directors selected annually at the first Meeting of Board following the Annual Meeting of Stockholders. The Audit Committee, which met three times during fiscal 1999, meets with the Company's independent auditors and principal financial personnel to review the scope and results of the annual audit and the Company's financial reports. The Audit Committee also reviews the scope of audit and non-audit services performed by the independent public accountants, and reviews the adequacy and effectiveness of internal accounting controls. The present members of the Audit Committee are Messrs. Brenton, Smith, Brady, Hoolahan, Sand and Vataha.

The Board of Directors has a Stock Option Committee which was formed during fiscal year 1997. The Stock Option Committee, which met during fiscal year 1999, recommends to the Board of Directors for its approval the terms, amounts and recipients of stock options under the Company's stock option plans. The present members of the Stock Option Committee are Messrs. Matthews and Quinn.

The Board of Directors does not have standing committees on compensation or nominations.

                  DIRECTORS' COMPENSATION AND STOCK OPTION PLAN

Each outside director of the Company receives an annual fee of $15,000 and is eligible to receive options under the Company's 1995 Directors Option Plan (the "1995 Directors Plan"). During fiscal 1999, the Company granted to each of Messrs. Matthews, Smith, Brenton, Brady, Hoolahan, Sand and Vataha options to purchase 3,000 shares of Common Stock at an exercise price of $3.80 per share, based on the market price of the Common Stock at that time. At the same time, the Company also granted Mr. Quinn (in his capacity as President of the Company) an incentive stock option to purchase 7,500 shares of Common Stock at the same exercise price under the Company's 1998 Stock Option Plan.

The Company has entered into a management agreement with Matthews Associates Limited ("MAL"), a Massachusetts corporation, of which George J. Matthews, Director and Chairman of the Board of Directors of the Company, is sole owner. The management agreement is described under Employment Arrangements below.

                             EXECUTIVE COMPENSATION

The following table discloses for the periods presented the compensation for the person who served as the Company's Chief Executive Officer and for each of the four most highly compensated executive officers of the Company, other than the Chief Executive Officer, whose total compensation exceeded $100,000 for the Company's fiscal year ended September 30, 1999 (collectively, "the Named Executive Officers"):

                                                                                        Long Term Compensation
                                                                                        ----------------------
                                    Annual Compensation                              Awards                Payouts
                                    -------------------                              ------                -------
                                                                                            Securities
                                                                              Restricted    Underlying                  All Other
   Name and Principal                                       Other Annual        Stock      Options/SARS     LTP        Compensation
        Position          Year(1)  Salary($)  Bonus ($)  Compensation ($)(2)   Award(s)$     (#) (6)      Payouts $        ($)
        --------          -------  ---------  ---------  -------------------  ----------     -------      ---------        ---
George J. Matthews (4)(5)  1999    287,500       --               --              --            3,000          --            --
  Chairman of Board of     1998    350,000       --               --              --            7,500          --            --
  Directors                1997    350,000       --               --              --              --           --            --

Robert E. Quinn (3) (5)    1999    200,000       --               --              --            7,500          --            --
  President , CEO and      1998    200,000     17,312             --              --           15,000          --            --
  Treasurer                1997    200,000     15,000             --              --           25,000          --            --

William T. Nachtrab        1999    142,000       --               --              --            7,500          --            --
  Vice President,          1998    142,000     11,792             --              --           17,500          --            --
  Technology               1997    131,616      9,050             --              --            8,000          --            --

Douglas F. Grotheer        1999    135,000       --               --              --            7,500          --            --
  President, Starmet CMI   1998    135,000     10,261             --              --            5,000          --            --
  Corporation              1997    121,934      6,700             --              --            5,000          --            --

Bruce E. Zukauskas         1999    135,000       --               --              --            7,500          --            --
  Vice President,          1998    128,125      9,787             --              --            5,000          --            --
  Operations               1997    110,000      6,700             --              --            5,000          --            --

----------------
     (1)  The Company's fiscal year ends on September 30th of each year.
     (2)  Excludes perquisites in amounts less than the threshold level required for reporting.
     (3)  Mr.  Quinn's  compensation  for the fiscal year ended  September  30,  1999 was  determined  pursuant to his  Employment
          Agreement. See "Employment Arrangements."
     (4)  Mr. Matthews is assigned as a consultant to the Company pursuant to a management  agreement between Matthews  Associates
          Limited and the Company. All compensation under the agreement is paid by the Company to Matthews Associates Limited. See
          "Employment Arrangements."
     (5)  On January 20, 1998,  Mr.  Matthews  resigned as Chief  Executive  Officer and  Treasurer of the Company and the Company
          elected Mr. Quinn as Chief Executive Officer and Treasurer.
     (6)  Options have been adjusted to reflect the Company's two for one stock dividend paid on April 7, 1997.

                        OPTION GRANTS DURING FISCAL YEAR

The following table sets forth certain information regarding options granted during the fiscal year ended September 30, 1999 by the Company to the Named Executive Officers:

                                              Individual Grants
                                      --------------------------------
                                                                                          Potential Realizable
                         Number of      Percent of                                          Value at Assumed
                         Securities   Total Options                                    Annual Rates of Stock Price
                         Underlying     Granted to                                          Appreciation for
                          Options      Employees in   Exercise or Base   Expiration          Option Term (3)
Name                      Granted      Fiscal Year        Price (2)         Date               10%        5%
----                      -------      -----------        ---------         ----               ---       ---
George J. Matthews         3,000(1)        1.8%             $3.80          7/1/2009        $ 18,169   $ 7,169
Robert E. Quinn            7,500(1)        4.5%             $3.80          7/1/2009          45,422    17,923
William T. Nachtrab        7,500(1)        4.5%             $3.80          7/1/2009          45,422    17,923
Douglas F. Grotheer        7,500(1)        4.5%             $3.80          7/1/2009          45,422    17,923
Bruce E. Zukauskas         7,500(1)        4.5%             $3.80          7/1/2009          45,422    17,923

                                                     -8-

----------------
(1)  These options are first exercisable on July 1, 2002.
(2)  The exercise price per share is the market price of the underlying Common Stock on the date of grant.
(3)  Amounts represent  hypothetical  gains that could be achieved for the respective  options if exercised at the end of the option term.  These gains are based upon assumed rates of share price  appreciation set by the Securities and Exchange  Commission of five percent and ten percent compounded annually from the date the  respective  options were  granted to their  expiration  date.  The gains shown are net of the option exercise price,  but do not include  deductions for taxes of the options exercise price or other expenses associated with the exercise.  Actual gains, if any, are dependent on the performance of the Common Stock and the date on which the option is exercised.  There can be no assurance that the amounts reflected will be achieved.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

The following table sets forth certain information concerning options exercised during the fiscal year ended September 30, 1999 by the Named Executive Officers, as well as the aggregate value of unexercised options held by such executive officers on September 30, 1999. The Company has no outstanding stock appreciation rights, either freestanding or in tandem with options.

                                                                Number of Securities
                                                               Underlying Unexercised      Value of Unexercised In-The-
                                                             Options at Fiscal Year-End    Money Options at FY End (2)
                                                             ---------------------------   ---------------------------
                                     Shares
                                   Acquired on     Value
Name                                Exercise      Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
----                                --------      --------   -----------   -------------   -----------   -------------
George J. Matthews                       0          $ 0         22,500         8,000            $ 0            $ 0
Robert E.Quinn                           0            0        101,667        25,833              0              0
William T. Nachtrab                      0            0         28,167        21,833              0              0
Douglas F. Grotheer                      0            0         15,000        12,500              0              0
Bruce E. Zukauskas                       0            0         20,000        12,500              0              0

----------------

(1)  Value  realized  equals fair market value on the date of exercise,  less the  exercise  price,  times the number of shares acquired, without deducting taxes or commissions paid by employee.
(2)  Value of unexercised  options equals fair market value of the shares underlying  in-the-money  options on
     September 30, 1999($2.125 per share), less the exercise price, times the number of options outstanding.

                               PENSION PLAN TABLE

The following table sets forth the aggregate annual benefit payable upon retirement at normal retirement age for each level of remuneration specified at the listed years of service.

                                      Years of Service
                         ---------------------------------------------

Remuneration                15         20          25       30 or More
------------                --         --          --       ----------

 $100,000                $ 23,520   $ 31,360    $ 39,220      $ 47,040
  150,000                  38,520     51,360      64,200        77,040
  200,000                  53,520     71,360      89,200       107,040
  300,000                  83,520    111,360     139,200       167,040
  400,000                 113,520    151,360     189,200       227,040
  500,000                 143,520    191,360     239,200       287,040

The Company has a defined benefit plan (the "Pension Plan") designed to provide retirement benefits for employees and ancillary benefits to their beneficiaries, joint annuitants and spouses.

All employees of the Company become participants in the Pension Plan after attaining the later of age 21 or a year of service with the Company. The Pension Plan provides retirement benefits based on years of service and compensation. An employee's benefits under the Pension Plan generally become fully vested after five years of service. At normal retirement (the later of age 65 and five years of Plan participation), participants are entitled to a monthly benefit for the remainder of their life in an amount equal to one-twelfth of the sum of their "Annual Credits" for their last 30 years or lesser period of employment with the Company and its predecessors. An employee's "Annual Credit" is 1.25% of the portion of his annual compensation that is subject to Social Security tax and two percent (2%) of the balance of his annual compensation. Participants with five years of service are entitled to retirement at age 55, but the monthly benefit payable under the Pension Plan is reduced by 0.5% for each month that early retirement precedes normal retirement but not less than $100 per month if the Participant has ten or more years of service. The surviving spouse of a retiree under the Plan is entitled to receive benefits equal to one-half the amount the retiree had been receiving. Alternative benefit payments that are equivalent to the benefit described above are also available to participants. Benefits payable under the plan are not reduced by Social Security payments to the retiree. Amounts shown assume benefits commence at age 65. Benefit amounts shown are straight-life annuities. The executive officers named in the Summary Compensation Table have the following years of credited service for pension plan purposes: Robert E. Quinn-23 years; William T. Nachtrab-9 years; and Douglas Grotheer-19 years and Bruce Zukauskas-17 years. Mr. Matthews does not participate in the Pension Plan.

                             EMPLOYMENT ARRANGEMENTS

Employment Agreement with Mr. Quinn

In October 1997, the Company entered into an amended employment agreement with Mr. Quinn. Pursuant to the agreement, Mr. Quinn will receive initial compensation at the annual rate of $200,000, subject to such annual increases and bonuses as the Board of Directors may from time to time determine. The agreement shall continue in force until February 28, 2002, unless terminated by either party in accordance with its terms, and is subject to annual renewals as described in the agreement. During the term of the agreement and for a period of two years after its expiration, or after the termination of Mr. Quinn's employment with the Company, whichever occurs later, Mr. Quinn may not compete directly or indirectly with the Company within the continental United States. The Company shall require any successor to a majority of its business activities to assume its obligations under this agreement.


Employment Agreements with Messrs. Nachtrab, Grotheer, and Raftery

In October 1997, the Company entered into employment agreements with Messrs. Nachtrab, Grotheer, and Raftery (each an "Executive"). Under the terms of their respective agreements, Messrs. Nachtrab, Grotheer, and Raftery are entitled to an annual base salary of $142,000, $135,000 and $125,000 respectively, subject to such annual increases and bonuses as the Board of Directors may from time to time determine. Each of the agreements shall continue in force for an initial period of three (3) years, unless such agreement is terminated by the Company or the Executive in accordance with its terms. Annually, the Board of Directors, in its discretion, may extend the term of each agreement for an additional year. During the term of each Agreement and for a period of 18 months after any termination of employment, each Executive may neither

i) compete directly or indirectly with the Company within the continental United States nor ii) solicit any of the Company's customers or employees. Each of the agreements may be terminated by the Company prior to a change in control (as defined in the agreements) and upon twelve months written notice.

Management Agreement with Matthews Associates Limited

The Company has entered into a management agreement with MAL. The agreement provides MAL with a minimum compensation of $350,000 per annum for all services under the agreement. This agreement was modified to reduce the minimum compensation to $225,000 beginning April 1, 1999. The agreement expires on February 28, 2004, subject to annual renewals as described in the agreement. In the event of termination of MAL by the Company, the Company is obligated to pay to MAL all of the amounts due under the agreement for the remaining term.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended September 30, 1999, the Board of Directors of the Company was responsible for establishing executive compensation (other than stock option compensation). Messrs. Quinn and Matthews participated in deliberations of the Company's Board of Directors concerning executive officer compensation. Neither participated in setting his own compensation. No executive officer of the Company served as a director or member of a compensation committee, or its equivalent, of another entity, one of whose executive officers served as director of the Company.

Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following report on compensation and the Stock Performance Graph contained elsewhere herein shall not be incorporated by reference into any such filings nor shall be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

         REPORT OF THE BOARD OF DIRECTORS AND STOCK OPTION COMMITTEE ON
                             EXECUTIVE COMPENSATION

During the fiscal year ended September 30, 1999, the Board of Directors of the Company was responsible for establishing and administering the policies which govern annual compensation (other than stock option compensation) for the Company's executive officers. The Stock Option Committee was responsible for considering stock option compensation for the Company's executive officers.

Overview

The Board of Directors has historically established levels of executive compensation that provide for a base salary intended to allow the Company to hire, motivate and retain qualified executive officers. From time to time, the Board has also, on occasion, approved annual cash incentive bonuses based on the Company's performance or on the performance of the executive in question. From time to time, the Stock Option Committee recommends to the Board of Directors for its approval grants of stock options to executive officers and key employees in order to bring the stockholders' interests more sharply into the focus of such officers and employees. In fiscal 1999, the Stock Option Committee recommended, and the Board of Directors approved, the grant of stock options to all of the Company's employees and directors.

The Board of Directors establishes the annual salary and bonus of each of the executive officers other than the Chief Executive Officer, based on the recommendations made by the Chief Executive Officer. In determining the recommendations for salary and bonus for each of the other executive officers, the Chief Executive Officer considers each officer's individual performance, attainment of individual goals and the contribution to the overall attainment of the Company's goals.

Stock Options and Other Compensation

Long-term incentive compensation for executive officers consists of stock options granted under the Company's Stock Option Plans (the "Plans"). Executive officers as well as other employees of the Company participate in the Plans. The 1998 Stock Plan provides for the granting of additional options in the future. The Company also believes that its Pension Plan is an attractive feature for all employees.

Basis for the Compensation of the Chief Executive Officer

Mr. Quinn assumed the position of Chief Executive Officer of the Company on January 20, 1998 and is compensated by the Company at an annual base salary of $200,000. Mr. Quinn is entitled to participate in the Company's Stock Option Plans and to receive bonuses at the discretion of the Board of Directors, in accordance with the terms of his Employment Agreement with the Company. See "Employment Arrangements-- Employment Agreement with Mr. Quinn."

                               George J. Matthews

                                 Robert E. Quinn

                                Kenneth A. Smith

                                Frank H. Brenton

                                  Matthew Brady

                               Gerald R. Hoolahan

                                  Brian B. Sand

                                Randal E. Vataha

                    COMPARISON OF FIVE YEAR CUMULATIVE RETURN

Set forth below is a line graph comparing the five-year cumulative total return of the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market (U.S.) Index and the Dow Jones Aerospace and Defense Index. Cumulative total return is measured assuming an initial investment of $100 and reinvestment of dividends.

                Comparison Of Five Year Cumulative Total Return*
                           Among Starmet Corporation,
                      The NASDAQ Stock Market (U.S.) Index
                  And The Dow Jones Aerospace & Defense Index



              [GRAPH DEPICTING THE DATA LISTED IN THE TABLE BELOW]

                                             Cumulative Total Return %
                                    --------------------------------------------
                                    9/94    9/95     9/96   9/97    9/98   9/99

Starmet Corporation                  100      58       84    182      95     22
NASDAQ Stock Market (U.S.)           100     138      164    225     229    372
Dow Jones Aerospace & Defense        100     159      223    280     219    226



* Assumes $100 was invested on September 30, 1994 in Starmet Common Stock and each of the noted indices, and assuming reinvestment of dividends, if any.

Fiscal year ending September 30.

                                 PROPOSAL NO. 2
                     RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors of the Company has selected the firm of BDO Seidman, LLP, independent certified public accountants, to serve as auditors of the Company for the fiscal year ending September 30, 2000. BDO Seidman, LLP acted as the Company's independent auditors for the fiscal year ended September 30, 1999.

Representatives of BDO Seidman, LLP are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

This proposal has been unanimously approved by the Board of Directors, which recommends that stockholders vote FOR its adoption.

                   MASSACHUSETTS CONTROL SHARE ACQUISITION ACT

The Company is subject to Chapter 110D of the Massachusetts General Laws which governs "control share acquisitions," which are acquisitions of beneficial ownership of shares which would raise the voting power of the acquiring person
(1) above any one of three thresholds: one-fifth, one-third or one-half of the total voting power. Each time one of these thresholds is crossed, all shares acquired by the person making the control share acquisition within 90 days before or after such time, obtain voting rights only upon the authorization from a majority of the stockholders other than the person acquiring such shares, officers of the Company and those directors of the Company who also are employees.

The Company believes that certain control share acquisitions have occurred and that the members of the group which effected such control share acquisitions, namely WIAF Investors Co., Charles Alpert, Joseph Alpert, Melvin B. Chrein, Meryl J. Chrein, Michael Chrein, and Marshall J. Chrein (collectively the "Investor Group") are the holders of 1,759,255 Affected Shares which were acquired in control share acquisitions and, accordingly, will have no voting rights unless or until such voting rights are authorized as described above. The Company's belief is based upon filings made by stockholders with the SEC on
Schedule 13D and certain amendments thereto. The members of the Investor Group may deliver to the Company a control share acquisition statement in accordance with the provisions of Section 3 of Chapter 110D and demand that the Board of Directors of the Company call a special meeting for the purpose of considering whether voting rights shall be authorized for the Affected Shares. No control share acquisition statement has been delivered to the Company and no such demand has been made. The question of authorization of voting rights for the Affected Shares will not be considered at the Meeting.

The Control Share Acquisition Act further provides that if voting rights subsequently are authorized for the Affected Shares and such authorization, when added to all other shares of the Company beneficially owned by the holder, entitles the holder to own or control the voting of shares of the Company having a majority or more of all voting power in the election of directors, then each other stockholder of record of the Company who does not vote in favor of authorizing voting rights for the shares acquired in such control share acquisition may demand payment for the appraised value of his stock. The Company understands the Schedule 13D/A dated September 30, 1999 was filed by the Investor Group to report the dissolution of the Investor

Group. Each person reported sole voting and dispositive power with respect to the shares owned by such person. The Company understands the Schedule 13D/A to claim that none of the former members of the Investor Group is the beneficial owner of securities beneficially owned by any other former member of the Investor Group. Based upon the Company's understanding of intent of the statements in the Schedule 13D/A, no holder of the Company's Common Stock is presently the beneficial owner of shares which, if entitled to vote, would represent a majority of the voting power in the election of directors.

The Company's stockholders, at a duly-constituted meeting, may also, by amendment to the by-laws or the Articles of Organization, provide that the provisions of Chapter 110D shall not apply to future control share acquisitions of the Company. Management currently has no plans to propose such an amendment.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers and stockholders who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission and NASDAQ reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, during the fiscal year ended September 30, 1999, or written representations in certain cases, all Section 16(a) filing requirements were complied with, except that initial statements of beneficial ownership of securities were filed late for Messrs. Mattheson, Brady, Hoolahan, Sand and Vataha.

                              FINANCIAL STATEMENTS

Stockholders as of the record date of February 22, 2000 will receive with this Proxy Statement a copy of the Company's 1999 Annual Report on Form 10-K, including audited financial statements for the fiscal year ended September 30, 1999 but excluding exhibits. The financial statements of the Company contained in Form 10-K are incorporated herein by reference.

                STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

Any stockholder desiring to present a proposal for consideration at the Company's 2001 Annual Meeting of Stockholders, scheduled to be held on or about March 15, 2001, and have it included in the Company's Proxy Statement to be mailed to the Company's stockholders in connection with such Annual Meeting, must submit the proposal to the Company so that it is received at the executive offices of the Company not later November 1, 2000. Any stockholder desiring to submit a proposal should consult applicable regulations of the Securities and Exchange Commission. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail Return Receipt Requested to Starmet Corporation; 2229 Main Street, Concord, Massachusetts 01742.

                                  OTHER MATTERS

As of the date of this Proxy Statement, management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the Meeting. Persons named as proxies will vote the proxies, insofar as they are not instructed to the contrary, in regard to such other matters and the transaction of such other business, if any, as may properly be brought before the Meeting, as seems to them to be in the best interests of the Company and its stockholders.

                            EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by the Company, and in addition to directly soliciting shareholders by mail, the Company may request banks and brokers to solicit their customers who have stock of the Company registered in the name of nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail or telephone, following the original solicitation. The Company may, if appropriate, retain an independent proxy solicitation firm to assist the Company in soliciting proxies. If the Company does retain a proxy solicitation firm to assist the Company in soliciting proxies, the Company would pay such firm customary fees and expenses.

                              STARMET CORPORATION

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Robert E. Quinn and Thomas A. Wooters, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Starmet Corporation held of record by the undersigned on February 22, 2000, at the Special Meeting of Stockholders to be held on March 22, 2000, or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" proposals 1 and 2 and in the discretion of the Proxies on any other matter which may be brought before the Special Meeting.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should indicate his or her title.

HAS YOUR ADDRESS CHANGED?

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

/X/  PLEASE MARK VOTES AS IN THIS EXAMPLE

STARMET CORPORATION

Mark box at right if an address change has been             /  /
noted on the reverse side of this card

CONTROL NUMBER:
RECORD DATE SHARES:

1.  Election of Directors
                                                    For All     With-   For All
 (1) George J. Matthews   (5) Matthew Brady         Nominees    hold     Except
 (2) Robert E. Quinn      (6) Gerald R. Hoolahan
 (3) Kenneth A. Smith     (7) Brian B. Sand          /  /       /  /      /  /
 (4) Frank H. Brenton     (8) Randal E. Vataha


NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "FOr All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

2.  To ratify the selection of BDO Seidman, LLP     For    Against   Abstain
    as independent auditors for the Company for
    the fiscal year ending September 30, 2000      /  /     /  /      /  /



3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please be sure to sign and date this proxy.       Date


Stockholder sign here         Co-owner sign here

DETACH CARD                                                        DETACH CARD